Exhibit 10.4

EXECUTION COPY

CONSENT AND THIRD AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS CONSENT AND THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Consent”) is entered into as of March 20, 2007 by and among PANTHER II TRANSPORTATION, INC., an Ohio corporation (“Borrower”), PANTHER EXPEDITED SERVICES, INC., a Delaware corporation f/k/a PTHR Holdings, Inc. (“Holdings”), PANTHER II, INC., an Ohio corporation f/k/a Sokolowski, Inc. (“Panther Sub”), INTEG MERGER, INC., a Delaware corporation (“Merger Sub”; Borrower, Holdings, Panther Sub and Merger Sub are collectively referred to herein as the “Loan Parties” and each individually as a “Loan Party”), ANTARES CAPITAL CORPORATION, a Delaware corporation, as agent (together with its successors and assigns in such capacity, the “Agent”) for the several financial institutions from time to time party to the Credit Agreement (collectively, the “Lenders” and individually each a “Lender”), and for itself as a Lender, and such Lenders.

W I T N E S S E T H:

WHEREAS, Borrower, Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of January 11, 2006 (as the same has been amended pursuant to (a) that certain Consent, Waiver and First Amendment to Amended and Restated Credit Agreement dated as of July 21, 2006 and (b) that certain Second Amendment to Amended and Restated Credit Agreement dated as of February 28, 2007, and as the same hereafter may be further amended, modified, restated or otherwise supplemented from time to time, the “Credit Agreement”);

WHEREAS, Borrower has informed Agent and the Lenders that Borrower wishes to cause Merger Sub to merge with and into Integres Global Logistics, Inc., a Delaware corporation (“Integres”), pursuant to that certain Merger Agreement dated as of March 20, 2007 (the “Integres Merger Agreement”) by and among Borrower, Merger Sub, Integres and each of TCV IV, L.P. and TCV IV Strategic Partners, L.P. (collectively “TCV”) (such acquisition pursuant to the Integres Merger Agreement, generally, the “Integres Acquisition”);

WHEREAS, in connection with the Integres Acquisition, Borrower intends to use proceeds of Revolving Loans for the purpose of paying the cash portion of the purchase price due and payable at closing for, and the fees, costs and expenses related to, the Integres Acquisition;

WHEREAS, Borrower has requested that Agent and the Lenders (a) consent to the Integres Acquisition, (b) consent to Borrower’s use of proceeds of Revolving Loans for the purpose of paying the cash portion of the purchase price due and payable at closing for, and the fees, costs and expenses related to, the Integres Acquisition, and (c) agree to amend the Credit Agreement in certain respects as set forth herein; and

WHEREAS, Agent and the Lenders are willing to grant such consents and make such amendments, in each case subject to the terms, conditions and other provisions hereof.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

2. Consent and Agreement. Notwithstanding anything to the contrary contained in the Credit Agreement or any other Loan Document, but subject to and in accordance with the terms of this Consent, Agent and Lenders hereby:

(a) consent to the Integres Acquisition, notwithstanding the failure of Borrower to comply with clauses (b)(i), (g) and (h) of the definition of “Permitted Acquisition” within Section 11.1 of the Credit Agreement, and acknowledge that, from and after the effectiveness of such consent, the Integres Acquisition shall be deemed to be a “Permitted Acquisition”; and

(b) consent to the Borrower’s use of proceeds of Revolving Loans for the purpose of paying the cash portion of the purchase price due and payable at closing for, and the fees, costs and expenses related to, the Integres Acquisition.

3. Intentionally Omitted.

4. Amendments. Subject to the conditions set forth below, and in reliance upon the representations and warranties of the Loan Parties set forth in the Credit Agreement and in this Consent, the Credit Agreement is hereby amended as follows:

(a) Section 5.5 of the Credit Agreement hereby is amended by (i) deleting the word “and” immediately after clause (g), (ii) deleting the “.” immediately after clause (h) and substituting “; and” in lieu thereof and (iii) adding a new clause (i) immediately following clause (h) as follows:

“(i) unsecured contingent Indebtedness of Borrower constituting the Integres Earn-Out Obligation incurred in connection with the Integres Acquisition in an aggregate maximum potential amount not to exceed $4,000,000.”

(b) Section 5.11 – Restricted Payments. The preamble to Section 5.11 of the Credit Agreement hereby is amended in its entirety to read as follows:

“5.11 Restricted Payments. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, partnership interests, membership interests or other equity securities, (ii) purchase, redeem or otherwise acquire for value any shares of its capital stock, partnership interests, membership interests or other equity securities or any warrants, rights or options to acquire such shares, interests or securities now or hereafter outstanding, or (iii) make any payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, Subordinated Indebtedness, or any payment on account of the Integres Earn-Out Obligation (the items described in clauses (i), (ii) and (iii) above are referred to as “Restricted Payments”); except that any Wholly-Owned Subsidiary of the Borrower may declare and pay dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower that is a Domestic Subsidiary, and except that the Borrower may, in each instance solely to the extent permitted under the Subordinated Loan Agreement:”

(c) Section 5.11 – Restricted Payments. Section 5.11 of the Credit Agreement hereby is further amended by (i) deleting the word “and” immediately after clause (f), (ii) deleting the “.” immediately after clause (g) and substituting “; and” in lieu thereof and (iii) adding new clause (h) immediately following clause (g) as follows:

“(h) pay, as and when due and payable, cash payments in amounts required to be paid pursuant to the terms of the Integres Earn-Out Obligation in accordance with the provisions of Section 1.6 of the Integres Merger Agreement as in effect on the Third Amendment Effective Date; provided, that all of the following conditions are satisfied at the time of the making of the Integres Earn-Out Payment:

(A) prior to the making of such payment, Agent shall have received (i) written notice from Borrower of Borrower’s desire to make such payment, (ii) a written calculation of such payment, together with all other deliveries made to or by Borrower or any of its Subsidiaries under the Integres Merger Agreement in respect thereof, and (iii) a certificate by a Responsible Officer stating Borrower and its Subsidiaries are in compliance with the terms hereof and of the Integres Merger Agreement in respect of the making of such payment;

(B) without limiting the foregoing, all events and conditions required for such payment under the terms of the Integres Merger Agreement to be due and payable shall have occurred and been satisfied (and no conditions thereof shall have been waived or modified without the prior written consent of Agent);

(C) no Default or Event of Default has occurred and is continuing or would arise as a result of the making of such payment;

(D) after giving effect to the making of such payment, the Loan Parties are in compliance on a pro forma basis with the financial covenants set forth in Article VI of the Credit Agreement (recomputed for the most recent quarter for which financial statements have been delivered in accordance with the terms of the Credit Agreement after giving effect thereto as if such payment was made during the period covered thereby); provided, that solely for purposes of calculating the Fixed Charge Coverage Ratio as required by this clause (D) in connection with the making of the Integres Earn-Out Payment, the amount of such payment shall constitute a Fixed Charge (it being understood and agreed to by the parties hereto that for purposes of determining the Loan Parties’ ongoing compliance with the financial covenants set forth in Article VI of the Credit Agreement, the Integres Earn-out Payment shall not constitute Indebtedness or Fixed Charges); and

(E) after giving effect to the making of such payment, Availability is not less than $3,000,000;”

(d) Section 11.1 – Defined Terms. Section 11.1 of the Credit Agreement hereby is amended by substituting the following definition of the term set forth below in lieu of the current version of such definition contained in Section 11.1 of the Credit Agreement:

““Related Agreements” means, collectively, the Management Agreement, the Subordinated Indebtedness Documents, the Panther Purchase Agreement, the Employment Agreements, the Sponsor Guaranty, the Repurchase Agreement, the Integres Acquisition Documents and the Services Agreement.”

(e) Section 11.1 – Defined Terms. Section 11.1 of the Credit Agreement hereby is further amended by inserting the following defined terms therein in appropriate alphabetical order:

““Integres” means Integres Global Logistics, Inc., a Delaware corporation.”

““Integres Acquisition” means the merger by Merger Sub with and into Integres pursuant to the Integres Merger Agreement.”

““Integres Acquisition Documents” means all documents, agreements and instruments executed by the Borrower and/or its Subsidiaries in connection with the consummation of the Integres Acquisition and shall include, without limitation, the Integres Merger Agreement.”

““Integres Earn-Out Obligation” means the contingent obligations of Borrower to make the Integres Earn-Out Payment to TCV pursuant to Section 1.6 of the Integres Merger Agreement as in effect on the Third Amendment Effective Date.”

““Integres Earn-Out Payment” means the payments, if any, not to exceed an aggregate of $4,000,000 due to TCV by the Borrower pursuant to Section 1.6 of the Integres Merger Agreement as in effect on the Third Amendment Effective Date.”

““Integres Merger Agreement” means that certain Merger Agreement by and among Borrower, Merger Sub, Integres and TCV, dated as of March 20, 2007.”

““Integres Sub” means Key Transportation Services, Inc., a Texas corporation.”

““Merger Sub” means Integ Merger, Inc., a Delaware corporation.”

““TCV” means, collectively, TCV IV, L.P. and TCV IV Strategic Partners, L.P.”

““Third Amendment” means the Consent and Third Amendment to Credit Agreement dated as of the Third Amendment Effective Date among Holdings, the Borrower, Panther Sub, Merger Sub, Agent and the Lenders.”

““Third Amendment Effective Date” means March 20, 2007.”

(f) Exhibit 4.2(b). Exhibit 4.2(b) to the Credit Agreement is hereby amended in its entirety and as so amended shall read as set forth on Exhibit 4.2(b) hereto.

(5) Conditions Precedent. The effectiveness of this Consent is subject to the following conditions precedent or concurrent:

(a) the execution and delivery of this Consent by each of the Loan Parties, Agent and Lenders;

(b) except as set forth in Section 7 hereof, delivery to Agent of the documents and other items identified in the Document Checklist, a copy of which is attached hereto as Exhibit A, all in form and substance reasonably satisfactory to Agent and Borrower;

(c) (i) the Integres Acquisition shall satisfy all of the conditions set forth in the definition of “Permitted Acquisition” contained in Section 11.1 of the Credit Agreement (other than the conditions set forth in clauses (b)(i), (g) and (h) thereof), (ii) the Integres Acquisition shall have been consummated in accordance with all material Requirements of Law and of the Integres Merger Agreement (no material provision of which shall have been amended or otherwise modified or waived without the prior written consent of Agent), for a purchase price not to exceed (A) $4,500,000 payable solely in cash on the closing date of the Integres Acquisition and (B) up to $4,000,000 (or such lesser amount as may be due and owing under the terms of the Integres Merger Agreement) constituting the Integres Earn-Out Payment and (iii) Integres and TCV shall have fully performed all of the obligations to be performed by them under the Integres Merger Agreement; and

(d) receipt by Agent of evidence in form and substance reasonably satisfactory to Agent of the consent to and acknowledgment of the Integres Acquisition by the Subordinated Lenders.

6. Representations and Warranties. Each Loan Party, jointly and severally, hereby represents and warrants to Agent and each Lender as follows:

(a) Such Loan Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b) Such Loan Party has the power and authority to execute, deliver and perform its obligations under this Consent, the Integres Merger Agreement (in the case of the Borrower and the Merger Sub) and each other document, agreement and instrument executed by such Loan Party in connection with each of the foregoing;

(c) the execution, delivery and performance by such Loan Party of this Consent, the Integres Merger Agreement (in the case of the Borrower and the Merger Sub) and each other document, agreement and instrument executed by such Loan Party in connection with each of the foregoing have been duly authorized by all necessary action;

(d) this Consent, the Integres Merger Agreement (in the case of the Borrower and the Merger Sub) and each other document, agreement and instrument executed by such Loan Party in connection with each of the foregoing constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability;

(e) the Integres Acquisition is permitted pursuant to all material Requirements of Law and all material agreements, documents and instruments to which the Borrower is a party or by which any of its properties or assets are bound;

(f) the Integres Merger Agreement and all other documents, agreements and instruments executed in connection therewith collectively set forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby;

(g) on the date hereof, each of the representations and warranties of the Loan Parties contained in the Integres Merger Agreement is true, correct and complete in all material respects;

(h) all material conditions precedent to the Integres Acquisition have been fulfilled or (with the prior written consent of the Agent and Required Lenders) waived, and the Integres Merger Agreement has not been amended or otherwise modified and there has been no breach of any material term thereof or condition thereto;

(i) no Default or Event of Default exists; and

(j) after giving effect to the Integres Acquisition, including the incurrence of Indebtedness in connection therewith, the Borrower is in compliance on a pro forma basis with the covenants set forth in Section 6.2 of the Credit Agreement, recomputed for the most recent month for which financial statements have been delivered.

7. Post-Closing Obligations. Borrower will deliver to Agent, as soon as reasonably practicable, but in no event later than:

(a) May 20, 2007 (or such later date as may be agreed to in writing by the Agent),

with respect to the leased real property of Integres located at 12009 Foundation Place, Suite 350, Gold River, CA 95670, (i) a Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing and (ii) a Landlord Waiver and Consent to Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (or similar agreement), in each case in form and substance reasonably satisfactory to the Agent;

(b) May 20, 2007 (or such later date as may be agreed to in writing by the Agent), (i) deposit account control agreements, each in form and substance reasonably satisfactory to Agent with regard to all deposit accounts of the Loan Parties and their Subsidiaries maintained at each of Bank of America, Bank of America Securities and Citigroup Smith Barney, each executed by the applicable Loan Party and the applicable depository bank, or (ii) evidence of the closing of all such accounts and transfer of all funds on deposit in such accounts to a deposit account subject to a deposit account control agreement to which Agent is a party and which is in form and substance reasonably satisfactory to Agent. Until such time, if any, as deposit account control agreements shall be in effect with regard to any such accounts maintained at Bank of America, Bank of America Securities and/or Citigroup Smith Barney, as applicable, in accordance with the foregoing clause (b)(i), the Borrower shall cause no more than an aggregate of $1,500,000 to be maintained on deposit in all such deposit accounts;

(c) April 20, 2007 (or such later date as may be agreed to in writing by the Agent), insurance certificates, each in form and substance acceptable to Agent, evidencing the addition of Integres and Integres Sub as additional insureds to the liability, casualty and other insurance policies of the Borrower required to be delivered in accordance with Section 4.6 of the Credit Agreement;

(d) March 30, 2007 (or such later date as may be agreed to in writing by the Agent), a legal opinion letter of Scudder Law Firm, P.C., L.L.O., as counsel to Integres and Integres Sub, in form and substance reasonably acceptable to the Agent; and

(e) March 22, 2007 (or such later date as may be agreed to in writing by the Agent), the original stock certificate evidencing one hundred percent (100%) of the issued and outstanding capital stock of Integres Sub.

8. No Waiver. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, Agent and Lenders reserve all rights, privileges and remedies under the Loan Documents. The Credit Agreement and other Loan Documents remain unmodified and in full force and effect.

9. References. Any reference to the Credit Agreement contained in any document, instrument or agreement executed in connection with the Credit Agreement, including, without limitation, any Loan Document, shall be deemed to be a reference to the Credit Agreement as modified by this Consent.

10. Counterparts. This Consent may be executed and delivered via facsimile with the same force and effect as if an original were executed and may be executed by one or more of the parties to this Consent and any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.

11. Successors and Assigns. This Consent shall be binding upon and inure to the benefit of Borrower and each other Loan Party and their successors and assigns and the Agent and the Lenders and their successors and assigns.

12. Further Assurances. Each Loan Party hereby agrees from time to time, as and when requested by the Agent or Lender, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Agent or Lender may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Consent.

13. GOVERNING LAW. THIS CONSENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

14. Severability. Wherever possible, each provision of this Consent shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Consent shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Consent.

15. Reaffirmation. Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby: (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations. Each of the Loan Parties hereby consents to this Consent and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. Except as specifically provided hereunder, the execution of this Consent shall not operate as a waiver of any right, power or remedy of the Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

– Remainder of Page Intentionally Blank; Signature Page Follows –

IN WITNESS WHEREOF, the parties have executed this consent as of the date set forth above.

BORROWER:		HOLDINGS:

PANTHER II TRANSPORTATION, INC., an Ohio corporation		PANTHER EXPEDITED SERVICES, INC., a Delaware corporation f/k/a PTHR Holdings, Inc.

By:	/s/ Daniel K. Sokolowski	By:	/s/ Daniel K. Sokolowski
Name:	Daniel K. Sokolowski	Name:	Daniel K. Sokolowski
Title:	Chairman/CEO	Title:	Chairman/CEO

PANTHER SUB:		MERGER SUB:

PANTHER II, INC., an Ohio corporation f/k/a Sokolowski, Inc.		INTEG MERGER, INC., a Delaware corporation

By:	/s/ Daniel K. Sokolowski	By:	/s/ Roy Showman
Name:	Daniel K. Sokolowski	Name:	Roy Showman
Title:	Chairman/CEO	Title:	Treasurer

AGENT AND LENDERS:
ANTARES CAPITAL CORPORATION, a Delaware corporation, as a Lender and as Agent

By:	/s/ Brad Hamner
Name:	Brad Hamner
Title:	DHLY Authoriced Signitory

M&I MARSHALL & ILSLEY BANK, as a Lender

By:
Name:
Title:

M&I MARSHALL & ILSLEY BANK, as a Lender

By:
Name:
Title:

LASALLE BANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

ORIX FINANCE CORP., as a Lender

By:
Name:
Title:

AGENT AND LENDERS:
ANTARES CAPITAL CORPORATION, a Delaware corporation, as a Lender and as Agent

By:
Name:
Title:

M & I MARSHALL & ILSLEY BANK, as a Lender

By:	/s/ Stephen F. Geimer
Name:	Stephen F. Geimer
Title:	Senior Vice President

M & I MARSHALL & ILSLEY BANK, as a Lender

By:	/s/ Stephen E. Kalmer
Name:	Stephen E. Kalmer
Title:	Vice President

LASALLE BANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

ORIX FINANCE CORP., as a Lender

By:
Name:
Title:

AGENT AND LENDERS:
ANTARES CAPITAL CORPORATION, a Delaware corporation, as a Lender and as Agent
By:
Name:
Title:

M&I MARSHALL & ILSLEY BANK, as a Lender
By:
Name:
Title:

M&I MARSHALL & ILSLEY BANK, as a Lender
By:
Name:
Title:

LASALLE BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Anna C. Faford
Name:	Anna C. Faford
Title:	Assistant Vice President

ORIX FINANCE CORP., as a Lender
By:
Name:
Title:

AGENT AND LENDERS:
ANTARES CAPITAL CORPORATION, a Delaware corporation, as a Lender and as Agent
By:
Name:
Title:

M&I MARSHALL & ILSLEY BANK, as a Lender
By:
Name:
Title:

M&I MARSHALL & ILSLEY BANK, as a Lender
By:
Name:
Title:

LASALLE BANK NATIONAL ASSOCIATION, as a Lender
By:
Name:
Title:

ORIX FINANCE CORP., as a Lender

By:	/s/ Kenneth E. Moore
Name:	Kenneth E. Moore
Title:	Managing Director

OFSI Fund II, LLC

By:	Orchard First Source Asset Management, LLC
Its:	attorney in fact

By:	Orchard First Capital, Inc.
Its:	attorney in fact

By:	/s/ Christopher W. Coulomb
Name:	Christopher W. Coulomb
Title:	Director

OFSI Fund III, Ltd.

By:	Orchard First Source Capital, Inc.
Its:	attorney in fact

By:	/s/ Christopher W. Coulomb
Name:	Christopher W. Coulomb
Title:	Director

CONSENT AND THIRD AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

PANTHER EXPEDITED SERVICES, INC.

NAVIGATOR CDO 2003, LTD, as a Lender

By:	Antares Asset Management Inc., as Collateral Manager

By:	/s/ John Campos
Name:	John Campos
Title:	Authorized Signatory

NAVIGATOR CDO 2005, LTD, as a Lender

By:	Antares Asset Management Inc., as Collateral Manager

By:	/s/ John Campos
Name:	John Campos
Title:	Authorized Signatory

ANTARES FUNDING, L.P., as a Lender

By:	The Bank of New York Trust Company, N.A., as Trustee of the Antares Funding Trust created under the Trust Agreement dated as of November 30, 1999
By:
Name:
Title:

NAVIGATOR CDO 2003, LTD, as a Lender

By:	Antares Asset Management Inc., as Collateral Manager

By:
Name:	John Campos
Title:	Authorized Signatory

NAVIGATOR CDO 2005, LTD, as a Lender

By:	Antares Asset Management Inc., as Collateral Manager

By:
Name:	John Campos
Title:	Authorized Signatory

ANTARES FUNDING, L.P., as a Lender

By:	The Bank of New York Trust Company, N.A., as Trustee of the Antares Funding Trust created under the Trust Agreement dated as of November 30, 1999

By:	/s/ Leslie Hundley
Name:	Leslie Hundley
Title:	AVP

BABSON CLO LTD. 2005-I
BABSON CLO LTD. 2005-II
BABSON CLO LTD. 2005-III
BABSON CLO LTD. 2006-I
By: Babson Capital Management LLC as Collateral Manager

By	/s/ Geoffrey Tahas
Geoffrey Tahas
Director

DE MEER MIDDLE MARKET CLO 2006-1, LTD., as a Lender

By:	De Meer Asset Management, a division of LaSalle Financial Services, Inc., as Collateral Manager

By:	/s/ Will S. Bloom
Name:	Will S. Bloom
Title:	Assistant Vice President

Panther Amendment

EXHIBIT A to consent and Third Amendment

to Amended and Restated Credit Agreement

Items denoted in a bold typeface herein shall be prepared and delivered by Borrower or its counsel, as applicable

DOCUMENT CHECKLIST

I.	Principal Collateral Documents

1.	Joinder to Guaranty executed by Integres in favor of Agent, for the benefit of the Lenders

2.	Joinder to Guaranty executed by Integres Sub in favor of Agent, for the benefit of the Lenders

3.	Pledge Agreement executed by Borrower pledging one hundred percent (100%) of the issued and outstanding capital stock of Integres to Agent, for the benefit of the Lenders

Acknowledgement by Integres

Exhibit A      Description of Pledged Securities

a.	Irrevocable Proxy executed by Borrower with respect to Integres

b.	Certificate number 16, representing 1,000 shares (100%) of the issued and outstanding capital stock of Integres, together with undated Stock Power executed in blank

4.	Pledge Agreement executed by Integres pledging one hundred percent (100%) of the issued and outstanding capital stock of Integres Sub to Agent, for the benefit of the Lenders

Acknowledgement by Integres Sub

Exhibit A      Description of Pledged Securities

a.	Irrevocable Proxy executed by Integres with respect to Integres Sub

b.	Certificate number 2, representing 1,000 shares (100%) of the issued and outstanding capital stock of Integres Sub, together with undated Stock Power executed in blank

5.	Joinder to Security Agreement executed by Integres in favor of Agent, for the benefit of the Lenders

Schedule I	-	Locations of Offices and Assets
Schedule II	-	Tradenames or Fictitious Business Names
Schedule III	-	Copyrights
Schedule IV	-	Patents
Schedule V	-	Trademarks
Schedule VI	-	List of Bank Accounts
Schedule VII	-	Commercial Tort Claims

6.	Joinder to Security Agreement executed by Integres Sub in favor of Agent, for the benefit of the Lenders

Schedule I	-	Locations of Offices and Assets
Schedule II	-	Tradenames or Fictitious Business Names
Schedule III	-	Copyrights
Schedule IV	-	Patents
Schedule V	-	Trademarks
Schedule VI	-	List of Bank Accounts
Schedule VII	-	Commercial Tort Claims

7.	Assignment of Acquisition Documents executed by Borrower, in favor of Agent, for the benefit of the Lenders

8.	Trademark Security Agreement executed by Integres, in favor of Agent, for the benefit of the Lenders

Schedule 1 - Trademarks, Trademarks Applications and Trademark Licenses

a.	Assignment of trademarks from Integres Global Logistics, LLC to Integres, filed with the PTO on March 15, 2007 at Reel 003500, Frame 0279

9.	Copyright Security Agreement executed by Integres, in favor of Agent, for the benefit of the Lenders

Schedule 1 - Copyrights, Copyright Applications and Copyright Licenses

10.	California Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing

Exhibit A      Legal Description

11.	Landlord Waiver and Consent to Leasehold Deed of Trust

Exhibit A      Legal Description

Exhibit B      Copy of Lease

12.	Deposit Account Control Agreement among Integres and/or Integres Sub, as applicable, Agent and each of the following depository institutions:

a.	Bank of America

b.	Bank of America Securities

c.	Citigroup Smith Barney

II.	UCC, State and Federal Tax Lien and Judgment Searches; UCC Termination Statements; and UCC Financing Statements

13.	UCC, State and Federal Tax Lien and Judgment Searches listed on Annex A hereto

14.	Pre-Filing Authorization Letter from Integres and Integres Sub

15.	UCC Financing Statements listed on Annex B hereto

III.	Ancillary Documents; Opinion Letters

16.	Third Amendment Effective Date Notice of Borrowing

Schedule I      Wire Instructions

17.	Third Amendment Effective Date Borrowing Base Certificate

18.	Third Restatement Effective Date Compliance Certificate demonstrating that, after giving effect to the Integres Acquisition, including the incurrence of Indebtedness in connection therewith, the Borrower is in compliance on a pro forma basis with the covenants set forth in Section 6.2 of the Credit Agreement, recomputed for the most recent month for which financial statements have been delivered

19.	Certificate of Merger certified by the Secretary of State of Delaware

20.	Insurance policies/insurance certificates evidencing the addition of Integres and Integres Sub as additional insureds to the liability, casualty and other insurance policies of the Borrower and naming Agent as loss payee and additional insured

21.	Opinion of Counsel to Integres and Integres Sub in connection with the Loan Documents by Scudder Law Firm, P.C., L.L.O.

IV.	Organizational Documents, Resolutions, Authorizations and Good Standing Certificates

22.	Integres Secretary’s Certificate certifying as to the following:

Exhibit A	Certificate of Incorporation
Exhibit B	By-Laws
Exhibit C	Incumbency Signatures
Exhibit D	Resolutions re: Loan Documents and Related Transactions
Exhibit E	Certificate of Good Standing/Qualification to do Business in Delaware and California

23.	Integres Sub Secretary’s Certificate certifying as to the following:

Exhibit A	Certificate of Incorporation
Exhibit B	By-Laws
Exhibit C	Incumbency Signatures
Exhibit D	Resolutions re: Loan Documents and Related Transactions
Exhibit E	Certificate of Good Standing/Qualification to do Business in Texas

V.	Certification of Documents by a Responsible Officer of Borrower

24.	Integres Merger Documents:

a.	Integres Merger Agreement, with all exhibits and schedules thereto
b.	Escrow Agreement
c.	Letter Agreement

ANNEX A to Document Checklist

UCC SEARCHES

Integres Global Logistics, Inc.	Key Transportation Services, Inc.

1. Delaware SOS	1. Texas SOS
2. Sacramento County, California	2. Tarrant County, Texas

ANNEX B to Document Checklist

UCC FINANCING STATEMENTS

DEBTOR	JURISDICTION	UCC TYPE	FILING DATE	FILING NUMBER
Integres Global Logistics, Inc.	Delaware Secretary of State	Blanket	3/15/07	20070978493
Key Transportation Services, Inc.	Texas Secretary of State	Blanket

Exhibit 4.2(b) to Consent and Third Amendment

to Amended and Restated Credit Agreement

See attached.

EXHIBIT 4.2(b)

COMPLIANCE CERTIFICATE

PANTHER II TRANSPORTATION, INC.

Date:                    , 200

This Compliance Certificate (this “Certificate”) is given by PANTHER II TRANSPORTATION, INC., an Ohio corporation (“Borrower”), pursuant to subsection 4.2(b) of that certain Amended and Restated Credit Agreement dated as of January 11, 2006 among Borrower, Antares Capital Corporation, as agent (“Agent”), and the financial institutions party thereto as lenders (collectively, the “Lenders”), as such agreement may have been further amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The officer executing this Certificate is a Responsible Officer of Borrower and as such is duly authorized to execute and deliver this Certificate on behalf of Borrower. By executing this Certificate such officer hereby certifies to Agent and Lenders, on behalf of Borrower, that:

(a) the financial statements delivered with this Certificate in accordance with subsection 4.1(a) and/or 4.1(b) of the Credit Agreement are correct and complete and fairly present, in all material respects, in accordance with GAAP the financial position and the results of operations of Borrower and its Subsidiaries as of the dates of and for the periods covered by such financial statements (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of footnote disclosure);

(b) to the best of such officer’s knowledge, each of Holdings, the Borrower and its Subsidiaries, during the period covered by such financial statements, has observed and performed all of their respective covenants and other agreements, and satisfied every condition in, the Credit Agreement and the other Loan Documents to be observed, performed or satisfied by them, and such officer had not obtained knowledge of any Default or Event of Default [except as specified on the written attachment hereto];

(c) Exhibit A hereto is a correct calculation of each of the financial covenants contained in Article VI of the Credit Agreement as of the end of the most recent fiscal quarter;

(d) based on the Leverage Ratio, the Applicable Margin for (i) Base Rate Loans is              and (ii) LIBOR Rate Loans is [for use with delivery of monthly financial statements with respect to the last month of a fiscal quarter]; and

(e) since the Original Closing Date and except as disclosed in prior Compliance Certificates delivered to Agent, none of Holdings, Borrower or any of its Subsidiaries has:

1

(i) changed its legal name, identity, jurisdiction of incorporation, organization or formation or organizational structure or formed or acquired any Subsidiary except as follows:                            ;

(ii) acquired the assets of, or merged or consolidated with or into, any Person, except as follows:                            ; or

(iii) changed its address or otherwise relocated, acquired fee simple title to any real property or entered into any real property leases, except as follows:                            .

2

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed by one of its Responsible Officers this      day of                     , 200    .

PANTHER II TRANSPORTATION, INC., an Ohio corporation, as the Borrower
By:
Name:
Title:

3

EXHIBIT A TO EXHIBIT 4.2(b)

COMPLIANCE CERTIFICATE

Covenant 6.1 Capital Expenditure Limit

Capital Expenditures are defined as follows:

The aggregate of all expenditures and obligations, for the relevant test period set forth in Section 6.1 of the Credit Agreement, which should be capitalized under GAAP		$

Less:	Net Proceeds from Dispositions and/or Events of Loss which Borrower is permitted to reinvest pursuant to subsection 1.8(c) and which are included above

To the extent included above, amounts paid as the purchase price in Permitted Acquisitions

Capital Expenditures

Permitted Capital Expenditures

In Compliance		Yes/No

For purposes of calculating Cash Flow, Capital Expenditures are defined as follows:

The aggregate of all expenditures and other obligations for the twelve month period ending on the last day of the month covered by such financial statements which should be capitalized under GAAP		$

Less:	Net Proceeds from Dispositions and/or Events of Loss which Borrower is permitted to reinvest pursuant to subsection 1.8(c) and which are included above

To the extent included above, amounts paid as the purchase price in Permitted Acquisitions

Capital Expenditures

Less:	Portion of Capital Expenditures financed under Capital Leases or other Indebtedness (Indebtedness, for this purpose, does not include drawings under the Revolving Loan Commitment)

Unfinanced Capital Expenditures [used in calculation of Cash Flow]

Covenant 6.2 Senior Leverage Ratio

Senior Leverage Ratio is defined as follows:

Adjusted Indebtedness (per Exhibit B):	$

Less: The principal amount of the Subordinated Indebtedness evidenced by the Subordinated Notes

Senior Indebtedness:	$

Adjusted EBITDA (per Exhibit B)	$

Senior Leverage Ratio (Senior Indebtedness (from above) divided by Adjusted EBITDA)

Maximum Senior Leverage Ratio

In Compliance		Yes/No

Covenant 6.3 Fixed Charge Coverage

Fixed Charge Coverage is defined as follows:

Cash Flow (per Exhibit B)	$

Fixed Charges:

Net Interest Expense (per Covenant 6.4)	$

Plus: Scheduled principal payments of Indebtedness during such period[1]

Taxes paid in cash during such period

Restricted Payments paid in cash during such period (excluding (a) dividends from Subsidiaries of the Borrower to the Borrower or other Subsidiaries of the Borrower, (b) the Restatement Effective Date Transactions and (c) Restricted Payments made pursuant to and in compliance with Section 5.11(b) of the Credit Agreement)

Management fees and expenses and board of director fees paid in cash during such period

Fixed Charges[2]	$

Fixed Charge Coverage (Cash Flow divided by Fixed Charges)

Required Fixed Charge Coverage

In Compliance		Yes/No

1 For purposes of calculating Fixed Charge Coverage, any prepayment of the Term Loan pursuant to Section 1.8(e) of the Credit Agreement shall be deemed to have been applied pro rata to all remaining scheduled installments thereof, regardless of how such prepayment was actually applied.

2 For purposes of calculating the Fixed Charge Coverage Ratio as of March 31, 2006, June 30, 2006 and September 30, 2006, (i) Fixed Charges (other than scheduled principal payments of the Term Loan) shall be annualized, such that Fixed Charges as of such date shall equal actual Fixed Charges for the period commencing on January 1, 2006 and ending on such March 31, 2006, June 30, 2006 or September 30, 2006, as the case may be, multiplied by 4, 2 and 4/3, respectively, and (ii) scheduled principal payments of the Term Loan shall be deemed to be $1,300,000 for each such measurement period. Notwithstanding the foregoing, actual Restricted Payments pursuant to Section 5.11(b) of the Credit Agreement shall be used and shall not be annualized.

Covenant 6.4 Interest Coverage Ratio

Interest Coverage Ratio is defined as follows:

EBITDA (per Exhibit B)	$

Net interest Expense:

Gross interest expense for such period required to be paid in cash (including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments) for the Borrower and its Subsidiaries on a consolidated basis	$

Less: Interest income for such period	$

Net Interest Expense [used in calculation of Fixed Charge Coverage and Excess Cash Flow]	$

Interest Coverage Ratio (EBITDA divided by Net Interest Expense)[3]

Required Interest Coverage Ratio

In Compliance		Yes/No

3 For purposes of calculating the Interest Coverage Ratio as of March 31, 2006, June 30, 2006 and September 30,2006, Net Interest Expense shall be annualized, such that Net Interest Expense as of such date shall equal actual Net Interest Expense for the period commencing on January 1, 2006 and ending on such March 31, 2006, June 30, 2006 or September 30, 2006, as the case may be, multiplied by 4, 2 and 4/3, respectively.

Exhibit B

Calculation of EBITDA, Cash Flow and Leverage Ratio

EBITDA is defined as follows:

Net income (or loss) for the applicable period of measurement of Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding: (a) the income (or loss) of any Person which is not a Subsidiary of the Borrower, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries in cash by such Person during such period and the payment of dividends or similar distributions by that Person is not at the time prohibited by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Person; (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries; (c) gains or losses from the sale, exchange, transfer or other disposition of Property or assets not in the Ordinary Course of Business of the Borrower and its Subsidiaries, and related tax effects in accordance with GAAP; and (d) any other extraordinary or non-recurring gains or losses of the Borrower or its Subsidiaries, and related tax effects in accordance with GAAP	$

Plus, without duplication:

All amounts deducted in calculating net income (or loss) for depreciation or amortization for such period

Interest expense (less interest income) deducted in calculating net income (or loss) for such period

All accrued taxes on or measured by income to the extent deducted in calculating net income (or loss) for such period

All management fees and expenses and board of director fees, in each instance, to the extent deducted in calculating net income (or loss) for such period

Severance payments and non-recurring seller-related expenses, not to exceed $550,000 in the aggregate, incurred in the calendar quarter ended June 30, 2005, in each instance, to the extent deducted in calculating net income (or loss) for such period

All non-cash amounts deducted in the determination of net income (or loss) for such period resulting solely from the application of FAS 141, FAS 142 or FAS 144 in accordance with GAAP

All transaction-related expenses and fees incurred in connection with (a) the transactions consummated on the Original Closing Date pursuant to the Credit Agreement and Related Agreements as in effect on the Original Closing Date and (b) the transactions contemplated by the Credit Agreement and the Related Transactions, not to exceed $12,000,000 in the aggregate, and in connection with Permitted Acquisitions, not to exceed $500,000 in the aggregate, in each case to the extent not included in any of the other add-backs in computing EBITDA provided herein, and to the extent deducted in calculating net income or loss for such period

$

Amendment and waiver fees paid to Agent and Lenders and annual agent’s fee paid to Agent, in each instance, to the extent deducted in calculating net income (or loss) for such period	$

Other expenses paid at the direction of the Agent in connection with the exercise of its rights under the Loan Documents, to the extent deducted in calculating net income (or loss) for such period	$

Non-cash compensation expense attributable to employee stock options, to the extent deducted in calculating net income (or loss) for such period	$

Other non-cash expenses (or less non-cash income), to the extent deducted (or, with respect to non-cash income, included) in calculating net income (or loss) for such period and for which no cash outlay (or cash receipt) is foreseeable

$

Performance bonuses paid to officers and employees in accordance with Section 5.7 of the Credit Agreement, not to exceed $2,500,000 in the aggregate, to the extent deducted in calculating net income (or loss) for such period

$

Costs and expenses, not to exceed $1,852,000 in the aggregate, incurred in the calendar quarters ended September	$

30, 2006 and December 31, 2006 in connection with the proposed initial public offering of shares of capital stock of Holdings, in each instance, to the extent deducted in calculating net income (or loss) for such period

EBITDA[4]	$

4 For all purposes, EBITDA for the following periods shall be deemed equal to the following amounts:

Period	EBITDA
February 2005	$1,070,000
March 2005	$1,463,000
April 2005	$1,443,000
May 2005	$1,998,000
June 2005	$2,018,000
July 2005	$1,374,000
August 2005	$2,689,000
September 2005	$2,871,000
October 2005	$3,159,000
November 2005	$2,204,000

EBITDA for December 2005 and for the stub-period beginning January 1, 2006 and ending on the Restatement Effective Date shall equal actual EBITDA of Borrower and its Subsidiaries for such month (or stub-period) computed on a basis consistent with the determination of EBITDA set forth in the table above.

Calculation of Cash Flow

EBITDA for the applicable period of measurement	$

Less: Unfinanced Capital Expenditures (per Covenant 6.1)

Cash Flow [used in calculation of Excess Cash Flow and Fixed Charge Coverage]	$

* * * * * * * * * *

Calculation of Leverage Ratio

Leverage Ratio is defined as follows:

Average of the Revolving Loan balance as of the last day of each of the twelve months ended on date of measurement (or, with respect to any measurement date ending on or prior to December 31, 2006, the average of the Revolving Loan balance as of the last day of each calendar month since the Restatement Effective Date)	$

Plus: Letter of Credit Participation Liability as of date of measurement

Outstanding principal balance of the Swing Line Loans as of date of measurement

Outstanding principal balance of the Term Loan as of date of measurement

Principal portion of Subordinated Indebtedness evidenced by the Subordinated Notes as of date of measurement

Without duplication, all other Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness under Rate Contracts to the extent constituting an Obligation) as of date of measurement

Indebtedness:	$

Less: Unrestricted cash and cash equivalents of Borrower and its Subsidiaries in which Agent has a perfected first priority Lien, not to exceed $2,500,000 in the aggregate	$

Adjusted Indebtedness [used in calculation of Senior Leverage Ratio]	$

EBITDA for the twelve month period ending on the date of measurement (per Exhibit B)	$

Plus: Pro Forma Acquisition EBITDA (as defined below) for each Permitted Acquisition (attach Schedule showing calculation of Pro Forma Acquisition EBITDA for each Permitted Acquisition)	$

Adjusted EBITDA [used in calculation of Senior Leverage Ratio]	$

Leverage Ratio (Adjusted Indebtedness (from above) divided by Adjusted EBITDA) [used in determination of Applicable Margin]

“Pro Forma Acquisition EBITDA” means, with respect to any Acquired Entity, the Acquired Entity’s earnings before interest, taxes, depreciation and amortization for the most recent trailing twelve (12) month period ending as of the last day of the month preceding the closing of the Permitted Acquisition for which financial statements have been delivered to Agent, subject to (a) such proforma add-backs of the type specified on Exhibit B that have been deducted in calculating net income (or loss) for such period and (b) such other proforma adjustments, in each case as are acceptable to the Agent. Pro Forma Acquisition EBITDA for any Acquired Entity shall be calculated on a month by month basis such that a separate amount shall be allocated to each month included in the applicable trailing twelve (12) month period. After the consummation of any Permitted Acquisition, Pro Forma Acquisition EBITDA with respect to any Acquired Entity acquired as a result thereof shall equal Pro Forma Acquisition EBITDA (a) for and allocated to the calendar month preceding the calendar month in which the closing of such Permitted Acquisition occurs and (b) included within the twelve (12) month period ending the applicable date of determination. The foregoing notwithstanding, “Pro Forma Acquisition EBITDA” attributable to (i) Con-way shall be deemed to be $285,000 for each fiscal month commencing with the fiscal month of August 2005 through and including the fiscal month of July 2006 and (ii) Integres shall be deemed to be $42,866.50 for each fiscal month commencing with the fiscal month of April 2006 through and including the fiscal month of February 2007.